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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                    EXHIBIT 2(g)

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of June 1, 2001, by and among Active Link Communications, Inc., a Colorado corporation ("Active Link"), ALCI Acquisition Corp., a Colorado corporation ("ALCI"), Mobility Concepts, Inc., a Wisconsin corporation ("MC"), Timothy Ells ( the "Shareholder") and James Ciccarelli.

                                    RECITALS

         A. The Shareholder owns an aggregate of 100% of the outstanding capital stock of MC.

         B. ALCI is a wholly owned subsidiary of Active Link.

         C. The respective Boards of Directors of Active Link, ALCI and MC deem it advisable and in the best interest of each corporation and their respective shareholders that ALCI merge with and into MC pursuant to this Agreement, and MC shall continue as the surviving party and shall become a wholly owned subsidiary of Active Link (the "Merger").

         D. The parties hereto intend that the Merger constitute a tax-free reorganization within the meaning of Section 368(a)(1) (A) of the Internal Revenue Code of 1986, as amended (the "Code").

         E. The respective Boards of Directors of Active Link, ALCI and MC have determined that the Merger is in the manner contemplated herein to be desirable and in the best interest of their respective shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the respective covenants and provisions herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. THE MERGER.

                  1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, ALCI shall be merged with and into MC. Following the Merger, the separate corporate existence of ALCI shall cease and MC shall continue as the surviving party in the Merger.

                  1.2 EFFECTIVE TIME OF THE MERGER. At the Closing, ALCI and MC shall file articles of merger in such form as is required by and executed in accordance with the Colorado Business Corporation Act and the Wisconsin Business Corporation Law. The Merger shall become effective on the date which is the later of such time as the Articles of Merger are duly





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filed with the Colorado Secretary of State and the Wisconsin Secretary of State
or at such time as ALCI and MC shall agree and as shall be specified in the Articles of Merger (the "Effective Time of the Merger").

                  1.3 ARTICLES OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF MC AS THE SURVIVING PARTY.

                           (i) The Articles of Incorporation of MC, as in effect
immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the surviving party until thereafter changed or amended as provided therein or by applicable law.

                           (ii) The Bylaws of MC, as in effect immediately prior
to the Effective Time of the Merger, shall be the Bylaws of the surviving party until thereafter changed or amended as provided therein or by applicable law.

                           (iii) Directors and officers of MC, as the surviving
party, shall be the persons listed in Schedule 1.3(iii), and each person shall hold his or her respective office or offices from and after the Effective Time of the Merger until his or her successor shall have been elected and shall have qualified or as otherwise provided in the Bylaws of MC as the surviving party.

                  1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF ACTIVE LINK, ALCI AND MC. The respective designations and numbers of outstanding shares of each class of outstanding capital stock of Active Link, ALCI and MC as of the date of this Agreement are as follows:

                           (i) The authorized capital stock of Active Link
consists of (a) 75,000,000 shares of common stock, no par value, of which 10,649,500 shares are issued and outstanding (the "Active Link Common Stock"), and (b) 3,000,000 shares of preferred stock, of which no shares are issued and outstanding;

                           (ii) The authorized, issued and outstanding capital
stock of ALCI consists of 100 shares of common stock (the "ALCI Stock"); and

                           (iii) The authorized capital stock of MC consists of
9,000 shares of common stock, $.02 par value, of which 440 shares are issued and outstanding (the "MC Stock").

                  1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in Section 180.1107 of the Wisconsin Business Corporation Law.

                  1.6 CONVERSION OF MC STOCK. At the Effective Time of the Merger and without any action on the part of the Shareholder, the MC Stock shall be converted into the right to receive (i) Two Hundred Fifty Thousand Dollars, evidenced by a subordinated promissory note from Active Link due on or before August 15, 2001, substantially in accordance with Exhibit A, and (ii) that number of shares of Active Link Common Stock in an amount determined as follows:
(a) that number of shares of Active Link Common Stock equal to 49% of





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the then issued and outstanding Active Link Common Stock, after giving effect to the Private Placement (as that term is defined in Section 7.3), less (b) that number of shares of Active Link Common Stock equal to the 250,000, divided by the greater of (y) the price per share of the Active Link Common Stock offered and sold in the Private Placement, or (z) the average sale price of the Active Link Common Stock trading on any public exchange for the thirty (30) calendar day period immediately preceding the Closing.

                  1.7 EFFECT OF MERGER ON ALCI CAPITAL STOCK. At the Effective Time of the Merger without any action on the part of the holder of ALCI Stock, each share of ALCI Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of MC Stock.

                  1.8 EXCHANGE PROCEDURE; DELIVERY OF CERTIFICATES. At the Effective Time of the Merger the Shareholder shall, on surrender of certificates representing the MC Stock (the "MC Certificates"), receive instruments evidencing the ownership of the Active Link Common Stock. The Shareholder shall deliver to Active Link, at the Closing, the MC Certificates representing the shares of MC Stock owned by the Shareholder, duly endorsed in blank by the Shareholder, or accompanied by blank stock powers together with customary representations as to valid title and investment intent. The Shareholder agrees to use all commercially reasonable efforts to cure any deficiencies with respect to the endorsement of his MC Certificates or other documents of conveyance with respect to the MC Stock or with respect to the stock powers accompanying any MC Stock. Until surrender is contemplated by this Section 1.8, each MC Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the consideration set forth in
Section 1.6, and the Shareholder shall cease to have any rights with respect to the MC Stock.

         2. CLOSING.

                  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place on the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Sections 8 and 9, unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Patton Boggs, LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264, unless another place is agreed to in writing by the parties hereto.

         3. REPRESENTATIONS AND WARRANTIES OF MC.

                  MC represents and warrants to Active Link and ALCI that all of the following representations and warranties in this Section 3 are true at the date of this Agreement (unless otherwise indicated) and shall, in all events, be true at the time of Closing. As used in this Agreement, the "MC Disclosure Letter" shall mean the disclosure letter delivered by MC regarding MC pursuant to this Section 3 on or before June 30, 2001, unless otherwise agreed to in writing by the parties hereto. "Knowledge" when used with respect to MC means
(a) the actual knowledge, after due inquiry, of Timothy Ells, and (b) such facts and circumstances





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Timothy Ells should have known regarding MC given his involvement in the business of MC and the information available to him.

                  3.1 DUE ORGANIZATION. MC is a corporation, validly existing and in good standing under the laws of the State of Wisconsin, and has the requisite power and authority to carry on its business as it is now being conducted. MC is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on
Schedule 3.1 to the MC Disclosure Letter, or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of MC (as used herein with respect to MC, an "MC Material Adverse Effect").
Schedule 3.1 to the MC Disclosure Letter sets forth the jurisdiction in which MC is incorporated and contains a list of all jurisdictions in which MC is authorized or qualified to do business. Copies of both the Certificate of Incorporation, as amended, of MC, certified by the Secretary of State for the State of Wisconsin, and the Bylaws, as amended, of MC, certified by an authorized officer of MC (collectively, the "MC Charter Documents") have been delivered to Active Link. The stock records of MC as heretofore made available to Active Link, are correct and complete in all material respects, except as disclosed on Schedule 3.1. There are no minutes or other material records or proceedings of MC in the possession of MC or the Shareholder, which have not been made available to Active Link, and all of such minutes or other records of proceedings are correct and complete in all material respects.

                  3.2 SUBSIDIARIES. MC has no subsidiaries.

                  3.3 CAPITAL STRUCTURE. The authorized capital stock of MC consists of 9,000 shares of common stock, $.02 par value, of which 440 shares are issued and outstanding on May 25, 2001. All MC Stock is currently owned by the Shareholder. All of the outstanding MC Stock has been duly authorized and is validly issued, fully paid and non-assessable. Except as set forth in Schedule 3.3, MC has no MC Stock or other shares of capital stock reserved for or otherwise subject to issuance. Except as listed in Schedule 3.3 or as set forth above, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of MC or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of MC, and no securities or obligations evidencing such rights are authorized, issued or outstanding. MC does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MC. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of MC.

                  3.4 PREDECESSOR STATUS; ETC. Set forth in Schedule 3.4 to the MC Disclosure Letter is an accurate list of all names of all predecessor companies of MC, including the names of any entities acquired by MC (by stock purchase, merger or otherwise) or owned by MC or from whom MC previously acquired material assets, in any case, from the earliest date upon





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which any person acquired his stock in MC. Except as disclosed on Schedule 3.4 to the MC Disclosure Letter, MC has not been, within such period of time, a subsidiary or division of another corporation or, to the best of MC's Knowledge, a part of an acquisition which was later rescinded.

                  3.5 SPIN-OFF BY MC. Except as set forth on Schedule 3.5 to the MC Disclosure Letter, to the best of MC's Knowledge, there has not been any sale, spin-off or split-up of material assets of either MC or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, MC ("Affiliates") since its inception.

                  3.6 FINANCIAL STATEMENTS. Schedule 3.6 to the MC Disclosure Letter includes copies of the following financial statements of MC: MC's unaudited Balance Sheets as of March 31, 2001 and December 31, 2000, unaudited Statement of Operations for the fiscal year ended December 31, 2000, and unaudited Statement of Operations for the three (3) month period ended March 31, 2000 (collectively, the "Unaudited Financial Statements"). On or prior to June 21, 2001, MC shall deliver to Active Link the Unaudited Financial Statements. On or prior to July 31, 2001, MC shall deliver to Active Link the MC Audited Financial Statements (as defined in Section 8.14). Except as set forth on
Schedule 3.6 to the MC Disclosure Letter, the MC Audited Financial Statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied on an consistent basis. Both the Unaudited Financial Statements and the MC Audited Financial Statements shall be complete and correct, in all material respects, in accordance with the books and records of MC as of the dates and for the periods indicated and shall present fairly the financial position and results of operations of MC as at the dates and for the periods indicated subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments which are not expected to be material in amount.

                  3.7 LIABILITIES AND OBLIGATIONS. Schedule 3.7 to the MC Disclosure Letter includes accurate lists as of March 31, 2001 (the "MC BALANCE SHEET DATE") of (i) all material liabilities of MC which are not reflected on the Unaudited Financial Statements; and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements which are material to the business, operations, properties, assets or condition (financial or otherwise) of MC. Except as set forth on Schedule 3.7 to the MC Disclosure Letter, since the MC Balance Sheet Date, MC has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. Schedule 3.7 to the MC Disclosure Letter also includes, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which MC reasonably expects will be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, MC has provided to Active Link the following information:

                           (i) A summary description of the liability together
with the following:

                                    (a)      copies of all relevant
                                             documentation relating thereto;




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                                    (b)      amounts claimed and any other
                                             action or relief sought; and

                                    (c)      name of claimant and all other
                                             parties to the claim, suit or
                                             proceeding;

                           (ii) The name of each court or agency before which
such claim, suit or proceeding is pending; and

                           (iii) The date such claim, suit or proceeding was
instituted; and

                           (iv) A good faith and reasonable estimate of the
maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

                  3.8 PERMITS AND INTANGIBLES.

                           (i) MC holds all licenses, franchises, permits and
other governmental authorizations required for the ownership or occupying of its properties and assets, and the carrying on of its business, the absence of which would have a MC Material Adverse Effect. Schedule 3.8(i) to the MC Disclosure Letter includes an accurate list and summary description of all such licenses, franchises, permits and other governmental authorizations, including permits (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 3.9 to the MC Disclosure Letter), titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates. Each of the licenses, franchises, permits and other governmental authorizations listed on Schedules 3.8(i) and 3.9 to the MC Disclosure Letter is valid and in full force and effect, and MC has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization, the cancellation, termination or non-renewal of which would have a MC Material Adverse Effect. MC has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 3.8(i) and 3.9 of the MC Disclosure Letter, except where non-compliance would not have a MC Material Adverse Effect. Except as specifically provided in Schedule 3.8(i) to the MC Disclosure Letter, the transactions contemplated by this Agreement will not result in a default under or a material breach or violation of, or materially and adversely affect the rights and benefits afforded to MC by, any such licenses, franchises, permits or government authorizations.

                           (ii) Schedule 3.8(ii) to the MC Disclosure Letter
contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by MC, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 3.8(ii), each of the foregoing is owned by MC, free and clear of all material liens, claims, pledges, charges, agreements, restrictions and encumbrances of any kind (collectively, the "Liens"), and is in good standing and not the subject of any challenge or contest. There have been no claims made and MC has not received any notice or otherwise has Knowledge that any of the foregoing is invalid or conflicts with the asserted rights of others. MC possesses all patents, patent licenses, trade





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names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of its business as now conducted, the absence of which would not have a MC Material Adverse Effect, and is not subject to any restrictions and without any known conflict with the rights of others, and MC has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark brand mark, brand name, copyright, know-how, formulae or other proprietary right necessary for the conduct of its business as conducted on the date hereof. MC is not under any obligation to pay any royalties or similar payments in connection with any license or other intellectual property right to any Shareholder or any affiliate of any Shareholder.

                  3.9 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.9 to the MC Disclosure Letter, and except where any failure to comply or action would not have an MC Material Adverse Effect, (i) MC has complied with, and is in compliance with, all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable thereto or to any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Laws); (ii) MC has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, an accurate list of all of which permits and approvals is set forth on Schedule 3.9 to the MC Disclosure Letter, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by MC where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled by MC; (iii) to MC's Knowledge, there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property operated by MC, except as permitted by Environmental Laws; (iv) to MC's Knowledge, there is no on-site or off-site location to which MC has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against MC for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) MC has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  3.10 PERSONAL PROPERTY.

                           (i) Schedule 3.10 to the MC Disclosure Letter
includes an accurate list of (a) all personal property owned by MC with an individual value in excess of $50,000 and (b) all leases and agreements in respect of the personal property of MC, including, in the case of each of (a) and (b), (1) true, complete and correct copies of all such leases, and (2) an indication as to which assets are currently owned, or were formerly owned, by the Shareholder . Except as set forth on Schedule 3.10 to the MC Disclosure Letter, all material personal property used by





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MC in its business is either owned by MC or leased by MC pursuant to a lease included on Schedule 3.10 to the MC Disclosure Letter, to the best of MC's Knowledge, all leases and agreements included on Schedule 3.10 to the MC Disclosure Letter are in full force and effect.

                           (ii) The inventory of MC (including raw materials,
work-in-process and finished goods) is in good and merchantable condition, and is saleable in the ordinary course of business, excluding inventory maintained by MC solely for purposes of honoring warranty and service commitments. Each item of MC's inventory is carried on the Balance Sheet at the lower of cost or market, with cost determined on a first-in, first-out basis.

                           (iii) All receivables of MC, either reflected on the
Balance Sheet or created subsequent to the MC Balance Sheet Date, are, to the extent not previously collected in full, true and valid receivables, created in the ordinary course of business of MC and to the best of MC's Knowledge, fully collectable. Except as disclosed on Schedule 3.10 hereto, the current average age of all such receivables is not greater than sixty (60) days. Except as set forth in Schedule 3.10, MC has not permitted or agreed to any extension in the payment of receivables other than in the ordinary course of business and consistent with past practice.

                           (iv) The buildings, machinery and equipment owned or
used by MC (a) are adequate for the conduct of the business of MC, and (b) are in good operating condition and repair, and free from any known defects, except for such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations and which require no more than regular maintenance.

                  3.11 MATERIAL CONTRACTS AND COMMITMENTS. Schedule 3.11 to the MC Disclosure Letter includes an accurate list as of the date hereof, of all material written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments relating to or in any way affecting the operation or ownership of the business of MC (the "Material Contracts") including, but not limited to, those of a type described below:

                           (i) Any consulting agreement, employment agreement,
change-in-control agreement, and collective bargaining arrangements with any labor union and any such agreements currently in negotiation or proposed;

                           (ii) Any contract for capital expenditures or the
acquisition or construction of fixed assets in excess of $50,000.

                           (iii) Any contract for the purchase, maintenance or
acquisition, or the sale or furnishing, of materials, supplies, merchandise, products, machinery, equipment, parts or other property or services (except if such contract is made in the ordinary course of business and requires aggregate future payments of less than $50,000);

                           (iv) Any contract other than trade payables in the
ordinary course of business relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations,





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guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

                           (v) Any contract granting any person a lien on all or
any part of the assets of MC;

                           (vi) Any contract for the cleanup, abatement or other
actions in connection with hazardous materials as defined under any Environmental Laws, the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

                           (vii) Any contract granting to any person an option
or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of MC;

                           (viii) Any contract with any agent, distributor or
representative which is not terminable by MC upon ninety (90) calendar days or less notice without penalty;

                           (ix) Any contract under which MC is (1) a lessee or
sublessee of any machinery, equipment, vehicle or other tangible personal property, or (2) a lessor of any tangible personal property owned by MC, in either case having an original value in excess of $50,000;

                           (x) Any contract under which MC has granted or
received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment;

                           (xi) Any contract between MC and the Shareholder, or
between MC and Tamara Ells, or between MC and any business entity or organization controlled by either the Shareholder or Tamara Ells, or any member of the immediate family of the Shareholder or Tamara Ells ;

                           (xii) Any contract providing for the indemnification
or holding harmless of any officer, director, employee or other person, other than as provided in the by-laws of MC;

                           (xiii) Any contract for purchase or sale by MC or the
granting of any options with respect to, or providing for any labor, services or materials (including brokerage or management services) involving any real property on which MC conducts any aspect of its business involving aggregate future payments of more than $50,000;

                           (xiv) Any contract limiting, restricting or
prohibiting MC from conducting business anywhere in the United States or elsewhere in the world;

                           (xv) Any joint venture or partnership agreement;

                           (xvi) Any lease, sublease or associated agreements
relating to the property leased by MC;




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                           (xvii) Any material contract requiring prior notice,
consent or other approval upon a change of control in the equity ownership of MC, which contracts shall be separately identified on Schedule 3.11 to the MC Disclosure Letter;

                           (xviii) Any contract with a customer of MC involving
work to be performed or product to be delivered, in each case subsequent to October 31, 2000, in excess of $50,000; and

                           (xix) Any other contract, whether or not made in the
ordinary course of business, which involves future payments in excess of $50,000.

MC has provided Active Link a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on Schedule 3.11 to the MC Disclosure Letter, to the best of MC's Knowledge, each Material Contract is in full force and effect. Except as set forth on Schedule 3.11 of the MC Disclosure Letter, MC has performed substantially all obligations required to be performed by it as of the date hereof and will have performed substantially all obligations required to be performed by it as of the Closing Date under each Material Contract, and neither MC, nor any other party to any Material Contract, is in breach or default thereunder, and there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder, except where any such breach or default would not have a MC Material Adverse Effect. MC has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise, which cancellation, termination, non-renewal or notification would have a MC Material Adverse Effect.

                  3.12 REAL PROPERTY. Schedule 3.12 to the MC Disclosure Letter is a correct and complete list, and a brief description of all real property leased by MC (the "Leased Real Property"), and all facilities thereon. Except as lessee of Leased Real Property, MC is not a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another person or entity has granted to MC the right to use or occupy all or any portion of any real property. MC does not have an ownership interest in any real property.

                           MC has a valid leasehold interest in the Leased Real
Property, free and clear of all liens, assessments or restrictions, except as set forth in the subject leases and except for taxes, matters of record and other interests of the owner of the subject property of which MC has no notice (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such Leased Real Property). The Leased Real Property constitutes all the real properties reflected on the MC Financial Statements or used or occupied by MC in connection with its business or otherwise.

                           With respect to the Leased Real Property, except as
reflected on Schedule 3.12 to the MC Disclosure Letter:




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                           (i) MC is in exclusive possession thereof and no
easements, licenses or rights are necessary to conduct business thereon in addition to those which exist as of the date hereof;

                           (ii) (a) the structures and fixtures at the Leased
Real Property, including, without limitation, heating, ventilation and air conditioning systems, roofs, foundations and floors, are in good operating condition and repair; (b) to the best of MC's Knowledge, the Leased Real Property is not in violation of any health, safety, building, or environmental ordinances, laws, codes or regulations; nor has any notice of any claimed violation of any such ordinances, laws, codes or regulations been served on MC;

                           (iii) The Leased Real Property is supplied with
utilities and other third-party services, such as water, sewer, electricity, gas, roads, rail service and garbage collection, necessary for the current operation of the business and, to the best of MC's Knowledge, such Leased Real Property is maintained in all material respects in accordance with all laws applicable to MC or the Leased Real Property;

                           (iv) MC is not a party to any written or oral
agreement or undertaking with owners or users of properties adjacent to the Leased Real Property relating to the use, operation or maintenance of such facility or any adjacent real property;

                           (v) MC is not a party to any lease, sublease,
license, concession or other agreement, whether written or oral, pursuant to which MC has granted to any party or parties the right to use or occupy all or any portion of the Leased Real Property;

                           (vi) To the extent that MC has responsibility under
the lease(s) for the Leased Real Property for compliance with the provisions of the ADA, all alterations, rehabilitations, structures, or improvements in the Leased Property comply in all material respects with the ADA;

                           (vii) To the best of MC's Knowledge: (a) there are no
material defects in any improvements on or to the Leased Real Property; (b) MC has not installed at the Leased Real Property regulated quantities of asbestos; and (c) the Leased Real Property is free from flooding and leaks, except some minor roof leaks currently under repair.

                  3.13 INSURANCE. Schedule 3.13 to the MC Disclosure Letter includes (i) an accurate list of all insurance policies carried by MC since January 1, 1998, and (ii) an accurate list of all insurance loss claims or workers compensation claims received since January 1, 1998 and complete copies of the foregoing items have been delivered to Active Link. Such insurance policies evidence all of the insurance that MC has been required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All insurance policies for the current policy periods are in full force and effect and shall remain in full force and effect through the Closing Date. Since January 1, 1998, no insurance carried by MC has been canceled by the insurer and MC has not been denied coverage.

                  3.14 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. Schedule 3.14 to the MC Disclosure Letter includes an accurate list of
(i) all officers, directors
and key employees of MC, (ii) all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the MC Balance Sheet Date and the date hereof. MC has provided to Active Link true, complete and correct copies of any employment agreements for persons listed on Schedule 3.14 to the MC Disclosure Letter. Since the MC Balance Sheet Date, except as disclosed in Schedule 3.14, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. Except as set forth on Schedule 3.14 to the MC Disclosure Letter, (i) MC is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of MC are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or threatened labor dispute involving MC and any group of its employees nor has MC experienced any labor interruptions over the past three years. MC believes its relationship with its employees to be good.

                  3.15 EMPLOYEE BENEFIT PLANS. Schedule 3.15 to the MC Disclosure Letter sets forth all employee benefit plans of MC, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements. MC has delivered to Active Link true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the MC Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 3.15 to the MC Disclosure Letter, MC does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," or an "employee welfare benefit plan," nor has MC any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee welfare benefit plan" shall have the same meaning as given that term in Section 3(1) of ERISA and "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. MC has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 3.15 to the MC Disclosure Letter, nor is MC required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any employees of MC. All accrued contribution obligations of MC with respect to any plan listed on Schedule 3.15 to the MC Disclosure Letter have either been fulfilled in their entirety or are fully reflected on the balance sheet of MC as of the MC Balance Sheet Date.

                  3.16 COMPLIANCE WITH THE CODE AND ERISA. All plans listed on
Schedule 3.15 to the MC Disclosure Letter that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of
Schedule 3.15 to the MC Disclosure Letter. Further, all plans listed in Schedule
3.15 which are "employee welfare benefit plans" have been established and operated in compliance with the provisions of the Code and ERISA and, except as disclosed on Schedule
3.16 to the MC Disclosure Letter, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.15 to the MC Disclosure Letter. None of the MC stockholders has engaged in any transaction prohibited under the provisions of
Section 4975 of the Code or Section 406 of ERISA. No plan listed in Schedule
3.15 to the MC Disclosure Letter has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and MC has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation.

                           (i) There have been no terminations, partial
terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

                           (ii) No plan listed in Schedule 3.15 to the MC
Disclosure Letter, subject to the provisions of Title IV of ERISA, has been terminated;

                           (iii) There have been no "reportable events" (as that
phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 3.15 to the MC Disclosure Letter;

                           (iv) MC has not incurred liability under Section 4062
of ERISA; and

                           (v) No circumstances exist pursuant to which MC could
have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by MC or any entity other than MC that is, or at any time was, a member of a "controlled group" or "affiliated service group" (as defined in Sections 414(b), (c) or (m) of the Code) that includes MC.

                  3.17 CONFORMITY WITH LAW; LITIGATION.

                           (i) Except to the extent set forth on Schedule 3.17
to the MC Disclosure Letter, MC is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have an MC Material Adverse Effect.

                           (ii) Except as set forth on Schedule 3.17 to the MC
Disclosure Letter (which shall disclose the parties to, nature of and relief sought for each matter to be disclosed), other than collection actions by MC, in the ordinary course of business on its own behalf, MC is not a party to any litigation involving a single claim for an amount which is greater than $25,000 or multiple claims which in the aggregate do not exceed $50,000; furthermore:

                                    (a)      There is no suit, action,
                                             proceeding, investigation, claim or
                                             order pending or threatened against
                                             MC, or with respect to
                                             any Employee Plan, or any fiduciary
                                             of any such plan (or pending or
                                             threatened against any of the
                                             officers, directors or employees of
                                             MC with respect to the business or
                                             currently proposed business
                                             activities of MC, or to which MC is
                                             otherwise a party, or which may
                                             have or is likely to have an MC
                                             Material Adverse Effect, before any
                                             court, or before any governmental
                                             authority, department, commission,
                                             bureau, agency or other
                                             governmental department or
                                             arbitrator (collectively,
                                             "Claims"), nor is there any basis
                                             for any such Claims.

                                    (b)      Except as set forth in Schedule
                                             3.17, MC is not subject to any
                                             unsatisfied or continuing judgment,
                                             order or decree of any court or
                                             governmental authority, and MC is
                                             not otherwise exposed to any
                                             liability or disadvantage which
                                             could have an MC Material Adverse
                                             Effect. Schedule 3.17 to the MC
                                             Disclosure Letter sets forth all
                                             closed litigation matters to which
                                             MC was a party since May 30, 1998,
                                             the dates such litigation was
                                             commenced and concluded, and the
                                             nature of the resolution thereof
                                             (including amounts paid in
                                             settlement or judgment).

                  3.18 TAXES. On or before the Closing, MC shall have filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the MC Balance Sheet Date; and except as set forth on Schedule 3.18 to the MC Disclosure Letter, there are no examinations in progress or claims against it for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the MC Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. On or before the Closing, all Taxes, including interest and penalties (whether or not shown on any tax return) owed by MC, any member of an affiliated or consolidated group which includes or included MC, or with respect to any payment made or deemed made by MC herein have been paid. The amounts shown as accruals for Taxes on the MC Audited Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations,
(iii) the federal and local income tax returns and franchise tax returns of MC for the last three (3) fiscal years have been provided to Active Link. In addition, the accountants for MC shall provide a letter evidencing that the personal tax returns of the Shareholder for 1998, 1999 and 2000, as well as the extension filed for 2001, have been filed.

                  3.19 NO VIOLATIONS; NO CONFLICTS. MC is not in violation of any of the MC Charter Documents. MC is not in default under any lease, instrument, agreement, license, or permit set forth on the Schedules to the MC Disclosure Letter, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"), which default would constitute a MC Material Adverse Effect; and, except as set forth in Schedule
3.19 to the MC Disclosure Letter, (a) the rights and benefits of MC under the Material Documents will not be adversely affected by the transactions contemplated hereby, and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation of, or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents, or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, of any order, writ, injunction or decree of any court or any arbitrator having jurisdiction over MC or the property of MC in such a manner as shall constitute a MC Material Adverse Effect. Except as set forth on Schedule 3.19 to the MC Disclosure Letter, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 3.19 to the MC Disclosure Letter, none of the Material Documents prohibits the use or publication by MC of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts MC from freely providing services to any other customer or potential customer of MC.

                  3.20 GOVERNMENT CONTRACTS. Except as set forth on Schedule
3.20 to the MC Disclosure Letter, MC is not now a party to any governmental contract subject to price redetermination or renegotiation.

                  3.21 ABSENCE OF CHANGES. Since March 31, 2001, except as set forth on Schedule 3.21 to the MC Disclosure Letter, there has not been:

                           (i) Any material adverse change in the financial
condition, assets, liabilities (contingent or otherwise), income or business of MC;

                           (ii) Any damage, destruction or loss (whether or not
covered by insurance) materially adversely affecting the properties or business of MC;

                           (iii) Any change in the authorized capital of MC or
its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                           (iv) Any declaration or payment of any dividend or
distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of MC;

                           (v) Any increase in the compensation, bonus, sales
commissions or fee arrangement payable or to become payable by MC to any of their respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                           (vi) Any work interruptions, labor grievances or
claims filed, or any event or condition of any character, materially adversely affecting the business of MC;

                           (vii) Any sale or transfer, or any agreement to sell
or transfer, any material assets, property or rights of MC to any person, including, without limitation, any of the stockholders and their affiliates;

                           (viii) Any cancellation, or agreement to cancel, any
indebtedness or other obligation owing to MC, including without limitation any indebtedness or obligation of any stockholder or any affiliate thereof;

                           (ix) Any plan, agreement or arrangement granting any
preferential rights to purchase or acquire any interest in any of the assets, property or rights of MC or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                           (x) Any purchase or acquisition of, or agreement,
plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of MC;

                           (xi) Any waiver of any material rights or claims of
MC;

                           (xii) Any amendment or termination of any Material
Documents or other right to which MC is a party;

                           (xiii) Any transaction by MC outside the ordinary
course of its business;

                           (xiv) Any cancellation or termination of a Material
Contract with a customer or client prior to the scheduled termination date; or

                           (xv) Any other distribution of property or assets by
MC other than in the ordinary course of business.

                  3.22 RELATED PARTY TRANSACTIONS AND INTEREST. Except as set forth on Schedule 3.22, no Shareholder nor any officer or director of MC or any of their respective affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of any person which is (i) a competitor, supplier, customer, landlord, tenant, creditor or debtor of MC, (ii) engaged in a business related to the business of MC or (iii) participating in any transaction to which MC is a party. It is understood that any officer or director of MC or any of their respective affiliates may make investments of up to 5% in a company or companies whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, which investment does not give such person the right to control or influence the policy decisions of any such company.

                  3.23 RELATIONS WITH GOVERNMENTS. All political contributions made by MC since May 30, 1998, have been made in a lawful manner. MC has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, except in a lawful manner, nor has it otherwise taken any action which would cause MC to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

                  3.24 DISCLOSURE. This Agreement, including the Exhibits and MC Disclosure Letter and the Schedules thereto, together with the other information furnished to Active Link and ALCI by MC in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

                  3.25 PROHIBITED ACTIVITIES. Except as set forth on Schedule
3.25 to the MC Disclosure Letter, MC has not, between March 31, 2001 and the date hereof, taken any Prohibited Activities as defined in Section 7.3.

                  3.26 AUTHORITY. MC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and the Shareholder of MC. No additional corporate proceedings on the part of MC are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MC and this Agreement constitutes a valid and (assuming due authorization, execution and delivery by Active Link and ALCI) legally binding obligation of MC, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         4. REPRESENTATIONS AND WARRANTIES OF ACTIVE LINK AND ITS SUBSIDIARIES.

                  Active Link and ALCI jointly and severally represent and warrant to MC that all of the following representations and warranties in this
Section 4 are true at the date of this Agreement and shall be true at the time of Closing. As used in this Agreement, the "Active Link Disclosure Letter" shall mean the disclosure letter delivered by Active Link to MC regarding Active Link and each of its subsidiaries (collectively, the "Subsidiaries") pursuant to this
Section 4 on or before June 30, 2001, unless otherwise agreed to in writing by the parties hereto. As used in this Section 4, "Active Link" refers to Active Link and all of its Subsidiaries.

                  4.1 DUE ORGANIZATION. Active Link and its Subsidiaries are each a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. Active Link and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 4.1 to Active Link Disclosure Letter or (ii) where the failure to be so authorized or qualified would not have an material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of Active Link taken as a whole (as used herein with respect to Active Link, or any Subsidiary, an "Active Link Material Adverse Effect"). Schedule 4.1 to the Active Link Disclosure Letter sets forth the jurisdiction in which Active Link and each of its Subsidiaries is incorporated and contains a list of all jurisdictions in which Active Link and each of its Subsidiaries are authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of Active Link (the "Active Link Charter Documents") have been delivered to MC. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of each of the Subsidiaries (the "Subsidiary Charter Documents") have been delivered to MC. The stock records of Active Link and the Subsidiaries as heretofore made available to MC, are correct and complete in all material respects. There are no minutes or other records or proceedings of Active Link or the Subsidiaries which have not been made available to MC, and all of such minutes or other records of proceedings are correct and complete in all respects.

                  4.2 SUBSIDIARIES. The names and jurisdiction of incorporation of the Subsidiaries of Active Link are set forth in Schedule 4.2. ALCI has no subsidiaries.

                  4.3 CAPITAL STRUCTURE. The authorized capital stock of each of the Subsidiaries is set forth on Schedule 4.3. All of the issued and outstanding shares of the capital stock of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of Active Link consists of (a) 75,000,000 shares of common stock, no par value, of which 10,649,500 shares are issued and outstanding (the "Active Link Common Stock"), and (b) 3,000,000 shares of preferred stock, of which no shares are issued and outstanding (the "Active Link Preferred Stock"). All of the outstanding Active Link Common Stock is duly authorized, validly issued, fully paid and non-assessable. All of the Active Link Preferred Stock has been duly authorized. Except as listed in Schedule 4.3, neither Active Link nor any of its Subsidiaries has any common stock, or other shares of capital stock, reserved for, or otherwise subject to, issuance. Except as listed in Schedule 4.3, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Active Link or any Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of any Active Link or Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as listed in Schedule 4.3, neither Active Link nor any Subsidiary has outstanding bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to either Active Link or any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Active Link or any Subsidiary.

                  4.4 SEC FILINGS; FINANCIAL STATEMENTS.

                           (i) Active Link and each of its Subsidiaries has
filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC"). Active Link has delivered to
MC, in the form filed with the SEC, (i) its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2000 and its Quarterly Reports on Form 10-QSB for the fiscal quarters ended July 31, 2000, October 31, 2000 and January 31, 2001 (the

"SEC Reports"). The SEC reports (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and (ii) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (ii) Schedule 4.4 to Active Link Disclosure Letter
includes copies of the following financial statements of Active Link (the "Active Link Financial Statements"): Active Link's audited Balance Sheets as of April 30, 2000 and 1999, audited Statements of Income and Comprehensive Income, Stockholders' Equity and Cash Flows for each of the fiscal years ended April 30, 2000 and 1999, unaudited Balance Sheet as of April 30, 2001, and unaudited Statement of Operations for the twelve (12) month period ended April 30, 2001. The Active Link Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 4.4 to Active Link Disclosure Letter). Except as set forth on Schedule 4.4 to Active Link Disclosure Letter, each of the foregoing financial statements is complete and correct in all material respects, is in accordance with the books and records of Active Link as of the dates and for the periods indicated and, presents fairly the financial position and results of operations of Active Link as at the dates and for the periods indicated.

                  4.5 CONFORMITY WITH LAW; LITIGATION.

                           (i) Except to the extent set forth on Schedule 4.5 to
Active Link Disclosure Letter, Active Link is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have an Active Link Material Adverse Effect.

                           (ii) Except as set forth on Schedule 4.5 to Active
Link Disclosure Letter (which shall disclose the parties to, nature of and relief sought for each matter to be disclosed), other than collection actions by Active Link, in the ordinary course of business, Active Link is not a party to any litigation involving a single claim for an amount, greater than $25,000 or multiple claims which in the aggregate do not exceed $50,000; furthermore:

                                    (a)      There is no suit, action,
                                             proceeding, investigation, claim or
                                             order pending or threatened against
                                             Active Link, or with respect to any
                                             employee plan of Active Link, or
                                             any fiduciary of any such plan (or
                                             pending or threatened against any
                                             of the officers, directors or
                                             employees of Active Link with
                                             respect to the business or
                                             currently proposed business
                                             activities of Active Link, or to
                                             which Active Link is otherwise a
                                             party, or which may have or is
                                             likely to have an Active Link
                                             Material Adverse Effect, before any
                                             court, or before any governmental
                                             authority, department, commission,
                                             bureau, agency or other
                                             governmental
                                             department or arbitrator
                                             (collectively, "Claims"), nor is
                                             there any basis for any such
                                             Claims.

                                    (b)      Except as set forth in Schedule 4.5
                                             to the Active Link Disclosure
                                             Letter, Active Link is not subject
                                             to any unsatisfied or continuing
                                             judgment, order or decree of any
                                             court or governmental authority,
                                             and Active Link is not otherwise
                                             exposed, from a legal standpoint,
                                             to any liability or disadvantage
                                             which could have an Active Link
                                             Material Adverse Effect. Schedule
                                             4.5 to Active Link Disclosure
                                             Letter sets forth all closed
                                             litigation matters to which Active
                                             Link was a party during the
                                             preceding five (5) years, the dates
                                             such litigation was commenced and
                                             concluded, and the nature of the
                                             resolution thereof (including
                                             amounts paid in settlement or
                                             judgment).

                  4.6 TAXES. Except as set forth in Schedule 4.6, Active Link has timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods required, including through April 30, 2001 (the "Active Link Balance Sheet Date"); and except as set forth on Schedule 4.6 to Active Link Disclosure Letter, there are no examinations in progress or claims against any of them for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Active Link Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return) owed by Active Link, any member of an affiliated or consolidated group which includes or included Active Link, or with respect to any payment made or deemed made by Active Link herein have been paid. The amounts shown as accruals for Taxes on Active Link Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and
(iii) the federal and local income tax returns and franchise tax returns of Active Link for the last three (3) fiscal years have been provided to MC.

                  4.7 NO VIOLATIONS; NO CONFLICTS. Active Link is not in violation of any of the Active Link Charter Documents. No Subsidiary is in violation of any Subsidiary Charter Documents. Active Link is not in default under any lease, instrument, agreement, license, or permit set forth on the Schedules to Active Link Disclosure Letter, or any other material agreement to which it is a party or by which its properties are bound (collectively, the "Material Documents") which default would constitute an Active Link Material Adverse Effect; and, except as set forth in Schedule 4.7 to Active Link Disclosure Letter, (a) the rights and benefits of Active Link under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation of, or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Active Link Charter Documents or the Subsidiary Charter Documents, or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator having jurisdiction over Active Link or the property of Active Link in such a manner as shall constitute an Active Link Material Adverse Effect. Except as set forth on Schedule 4.7 to Active Link Disclosure Letter, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 4.7 to Active Link Disclosure Letter, none of the Material Documents prohibits the use or publication by Active Link of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts Active Link from freely providing services to any other customer or potential customer of Active Link.

                  4.8 ABSENCE OF CHANGES. Since April 30, 2001, except for the matters set forth on Schedule 4.8 to Active Link Disclosure Letter, there has not been:

                           (i) Any material adverse change in the financial
condition, assets, liabilities (contingent or otherwise), income or business of Active Link;

                           (ii) Any damage, destruction or loss (whether or not
covered by insurance) materially adversely affecting the properties or business of Active Link;

                           (iii) Any change in the authorized capital of Active
Link or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                           (iv) Any declaration or payment of any dividend or
distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Active Link;

                           (v) Any increase in the compensation, bonus, sales
commissions or fee arrangement payable or to become payable by Active Link to any of their respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                           (vi) Any work interruptions, labor grievances or
claims filed, or any event or condition of any character, materially adversely affecting the business of Active Link;

                           (vii) Any sale or transfer, or any agreement to sell
or transfer, any material assets, property or rights of Active Link to any person, including, without limitation, any of the stockholders and their affiliates;

                           (viii) Any cancellation, or agreement to cancel, any
indebtedness or other obligation owing to Active Link, including without limitation any indebtedness or obligation of any stockholder or any affiliate thereof;

                           (ix) Any plan, agreement or arrangement granting any
preferential rights to purchase or acquire any interest in any of the assets, property or rights of Active Link or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                           (x) Any purchase or acquisition of, or agreement,
plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of Active Link;

                           (xi) Any waiver of any material rights or claims of
Active Link;

                           (xii) Any amendment or termination of any Material
Documents or other right to which Active Link is a party;

                           (xiii) Any transaction by Active Link outside the
ordinary course of its business;

                           (xiv) Any cancellation or termination of a Material
Contract with a customer or client prior to the scheduled termination date; or

                           (xv) Any other distribution of property or assets by
Active Link other than in the ordinary course of business.

                  4.9 DISCLOSURE. This Agreement, including the Exhibits and Active Link Disclosure Letter and the Schedules thereto, together with the other information furnished to MC by Active Link in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

                  4.10 PROHIBITED ACTIVITIES. Except as set forth on Schedule
4.10 to Active Link Disclosure Letter, Active Link has not, between April 30, 2001 and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.2.

                  4.11 AUTHORITY. Each of Active Link and ALCI has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Active Link, the Board of Directors of ALCI and Active Link, as the sole shareholder of ALCI. No additional corporate proceedings on the part of Active Link or ALCI are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Active Link and ALCI and (assuming due authorization, execution and delivery by MC and the Shareholder) constitutes a valid and legally binding obligation of each of Active Link and ALCI, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. All corporate proceedings required on the part of Active Link and each of its Subsidiaries that are necessary to expand the Board of Directors to seven members, to elect the Shareholder and Tamara Ells to the Active Link Board of Directors and to elect two additional persons designated by the Shareholder to the Board of Directors shall have been consummated and no other action shall be required.

                  4.12 EMPLOYEE BENEFIT PLANS. Schedule 4.12 to the Active Link Disclosure Letter sets forth all employee benefit plans of Active Link, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements. Active Link has delivered to MC true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Active Link Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 4.12 to the Active Link Disclosure Letter, Active Link does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," or an "employee welfare benefit plan," nor has Active Link any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee welfare benefit plan" shall have the same meaning as given that term in Section 3(1) of ERISA and "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Active Link has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 4.12 to the Active Link Disclosure Letter, nor is Active Link required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any employees of Active Link. All accrued contribution obligations of Active Link with respect to any plan listed on Schedule 4.12 to the Active Link Disclosure Letter have either been fulfilled in their entirety or are fully reflected on the balance sheet of Active Link as of the Active Link Balance Sheet Date.

                  4.13 COMPLIANCE WITH THE CODE AND ERISA. All plans listed on
Schedule 4.12 to the Active Link Disclosure Letter that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of
Schedule 4.12 to the Active Link Disclosure Letter. Further, all plans listed in
Schedule 4.12 which are "employee welfare benefit plans" have been established and operated in compliance with the provisions of the Code and ERISA and, except as disclosed on Schedule 4.13 to the Active Link Disclosure Letter, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 4.12 to the Active Link Disclosure Letter. None of the Active Link stockholders has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No plan listed in Schedule 4.12 to the Active Link Disclosure Letter has incurred an accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(1) of ERISA; and Active Link has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation.

         5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER CONCERNING THE TRANSACTION.

                  The Shareholder represents and warrants to Active Link and ALCI, as to himself, that all of the following representations and warranties in this Section 5 are true at the date of this Agreement and shall be true at the time of Closing.

                  5.1 OWNERSHIP OF THE SHARES. The Shareholder is the record and beneficial owner of the number of shares of MC Stock set forth opposite his name in Schedule 3.3, free and clear of all Liens. The Shareholder has the full legal right, power and authority to sell, transfer, assign and deliver the MC Stock to Active Link pursuant to this Agreement and such delivery will convey lawful and valid title to the shares of MC Stock to Active Link, free and clear of all Liens. There is not outstanding any security, option, warrant, right, agreement, understanding or commitment of any kind entitling any person to acquire or vote any shares of the MC Stock.

                  5.2 LEGAL AUTHORITY. The Shareholder has full legal right, power, authority and capacity to execute this Agreement and all other agreements, instruments and documents executed or to be executed by the Shareholder in connection with this Agreement (such other related agreements, instruments and documents, whether or not executed or to be executed by the Shareholder, are collectively referred to as the "Related Documents"), and to perform and observe the terms and provisions of this Agreement and the Related Documents. All action on the part of the Shareholder necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Shareholder hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  5.3 NO CONFLICTS. Except as disclosed in Schedule 5.3, the execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby will not conflict with, or result in a breach or violation of, any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which the Shareholder is a party or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over the Shareholder or the property of the Shareholder.

                  5.4 PURCHASE ENTIRELY FOR HIS OWN ACCOUNT. The Active Link securities will be acquired for investment for the Shareholder's own account, not as a nominee or agent, and not with the view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing Active Link securities. The Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person with respect to any of the securities of Active Link.

                  5.5 DISCLOSURE OF INFORMATION. Shareholder has received, and had the opportunity to review, the reports filed by Active Link with the SEC and has had the opportunity to ask questions of, and receive answers from, representatives of Active Link to obtain additional information regarding Active Link.

                  5.6 RESTRICTIONS ON TRANSFER.

                           (i) The securities of Active Link that the
Shareholder will acquire have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, such securities will not be fully transferable except as permitted under various exemptions contained in the Securities Act, upon satisfaction of the registration and prospectus delivery requirements of the Securities Act, or otherwise in accordance with any registration rights agreement entered into prior to Closing. The Shareholder must bear the economic risk of his investment in such securities for an indefinite period of time as such securities have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. At or prior to Closing, the Shareholder shall deliver a completed investor questionnaire. The Shareholder is acquiring the Active Link Common Stock for investment purposes only, for his own account, and not as nominee or agent for any other person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

                           (ii) The certificates evidencing the securities of
Active Link will be acquired by the Shareholder pursuant to this Agreement, and each instrument or certificate issued in transfer thereof, will bear substantially the following legend:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IF THE SECURITIES ARE TO BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION, ACTIVE LINK MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY THERETO, STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND WILL NOT VIOLATE SUCH ACT OR ANY OTHER APPLICABLE SECURITIES LAWS.

                           (iii) Shareholder understands a notation on the
records of Active Link and its transfer agent will be made in order to implement the restrictions on transfer set forth in this Section 5.6.

         6. COVENANTS OF MC AND THE SHAREHOLDER PRIOR TO CLOSING.

                  6.1 ACCESS AND COOPERATION; DUE DILIGENCE. Between the date of this Agreement and the Closing Date, MC and the Shareholder will afford to the officers and authorized representatives of Active Link and ALCI access to all of the sites, properties, books and records of MC and will furnish Active Link and ALCI such additional financial and operating data and other information as to the business and properties of MC as Active Link and ALCI may from time to time reasonably request. The Shareholder and MC will cooperate with Active Link and ALCI, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the transactions contemplated hereunder. The Shareholder and MC will use all commercially reasonable efforts to complete the MC Audited Financial Statements and to provide other financial information by no later than July 25, 2001.

                  6.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, MC will, except as set forth on Schedule 6.2 to the MC Disclosure Letter:

                           (i) Carry on its business in substantially the same
manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                           (ii) Maintain its properties and facilities in as
good working order and condition as at present, ordinary wear and tear excepted;

                           (iii) Perform in all material respects all of its
obligations under agreements relating to or affecting its respective assets, properties or rights;

                           (iv) Use all reasonable efforts to keep in full force
and effect present insurance policies or other comparable insurance coverage;

                           (v) Use its reasonable efforts to maintain and
preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

                           (vi) Maintain compliance with all material permits,
laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                           (vii) Maintain present debt and lease instruments and
not enter into new or amended debt or lease instruments, without the knowledge and consent of Active Link (which consent shall not be unreasonably withheld); provided, that debt and/or lease instruments may be replaced without the consent of Active Link if such replacement instruments are on terms at least as favorable to MC as the instruments being replaced; provided, further, that in addition to the immediately preceding provision, MC may enter into a new credit facility (the "Replacement Credit Facility") to replace the current Promissory Note, Installment Note, Guaranty and Mortgage by and between American National Bank and Trust Company and Tamara Ells, the trustee (the "Current Credit Facility") with notice to, but without the consent of, Active Link; and

                           (viii) Maintain or reduce present salaries and
commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; provided, however, that MC shall, notwithstanding this provision, be entitled to tender to Timothy Ells a dividend sufficient to satisfy any tax liability that may be incurred by Mr. Ells in connection with the tax returns to be filed pursuant to Section 3.18 or Section 10.4 hereof (the "Special Dividend"); provided, further, that at the time, and after giving effect to the payment of any such Special Dividend, but without giving effect to the Merger, the current assets of MC, less the current liabilities of MC, shall be at least zero.

                  6.3 PROHIBITED ACTIVITIES. Between the date hereof and the Closing Date, MC will not, without the prior written consent of Active Link, engage in any of the following (the "Prohibited Activities"):

                           (i) Make any material change in its Charter
Documents;

                           (ii) Issue any securities, options, warrants, calls,
conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule
3.3 to the MC Disclosure Letter;

                           (iii) Except for a Special Dividend, declare or pay
any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                           (iv) Except as listed in Schedule 6.3, enter into any
contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) and involves an amount not in excess of $50,000;

                           (v) Create, assume or permit to exist any mortgage,
pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of MC, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 3.7 and/or 3.11 to the MC Disclosure Letter;

                           (vi) Sell, assign, lease or otherwise transfer or
dispose of any property or equipment except in the normal course of business;

                           (vii) Negotiate for the acquisition of any business
or the start-up of any new business without the knowledge of Jim Ciccarelli;

                           (viii) Merge or consolidate or agree to merge or
consolidate with or into any other corporation;

                           (ix) Waive any material rights or claims of MC,
provided that MC may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                           (x) Commit a breach, amend or terminate any Material
Documents or right of MC; provided, however, that MC may enter into a Replacement Credit Facility with notice to, but without the consent of, Active Link; and

                           (xi) Enter into any other transaction outside the
ordinary course of its business or prohibited hereunder.

                  6.4 NO SHOP. Neither MC, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly solicit or initiate the submission of proposals or offers from any person for, participate in any discussions pertaining to, or furnish any information to any person other than Active Link or their authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, MC or a merger, consolidation or business combination of MC.

                  6.5 NOTIFICATION OF CERTAIN MATTERS. MC shall give prompt notice to Active Link and ALCI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of MC contained herein or in the MC Disclosure Letter to be untrue or inaccurate in any material respect at Closing, and (ii) any material failure of MC to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 6.5 shall not be deemed to (i) modify the representations or warranties of the party delivering such notice,
(ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  6.6 FINAL FINANCIAL STATEMENTS. MC shall provide to Active Link prior to the Closing Date, the unaudited balance sheets of MC as of the end of all months following the MC Balance Sheet Date, and the unaudited statement of income and comprehensive income and cash flows for all months ended after the MC Balance Sheet Date, disclosing no material adverse change in the financial condition or the results of its operations from the financial statements as of the MC Balance Sheet Date. Except as noted in such financial statements, all of such financial statements will present fairly the results of operations for the periods indicated therein.

         7. COVENANTS OF ACTIVE LINK AND ALCI PRIOR TO CLOSING.

                  7.1 ACCESS AND COOPERATION; DUE DILIGENCE. Between the date of this Agreement and the Closing Date, Active Link and each Subsidiary will afford to the authorized representatives of MC access to all of the sites, properties, books and records of Active Link and the Subsidiaries and will furnish MC such additional financial and operating data and other information as to the business and properties of Active Link and the Subsidiaries as MC may from time to time reasonably request. Active Link and each of the Subsidiaries will cooperate with MC, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the transactions contemplated hereunder.

                  7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, Active Link and each of the Subsidiaries will, except as set forth on Schedule 7.2 to the Active Link Disclosure Letter:

                           (i) Carry on its business in substantially the same
manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                           (ii) Maintain its respective properties and
facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                           (iii) Perform in all material respects all of its
obligations under agreements relating to or affecting its respective assets, properties or rights and will, if requested by the Shareholder upon Closing, guarantee the Replacement Credit Facility;

                           (iv) Use all reasonable efforts to keep in full force
and effect present insurance policies or other comparable insurance coverage;

                           (v) Use its reasonable efforts to maintain and
preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

                           (vi) Maintain compliance with all material permits,
laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                           (vii) Maintain present debt and lease instruments and
not enter into new or amended debt or lease instruments, without the knowledge and consent of the Shareholder (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of the Shareholder if such replacement instruments are on terms at least as favorable to Active Link as the instruments being replaced; and

                           (viii) Maintain or reduce present salaries and
commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

                  7.3 PROHIBITED ACTIVITIES. Between the date hereof and the Closing Date, Active Link will not, and each Subsidiary will not, without the prior written consent of MC, engage in any of the following (collectively, the "Prohibited Activities"):

                           (i) Make any material change in the Active Link
Charter Documents or the Subsidiary Charter Documents, respectively;

                           (ii) Issue any securities, options, warrants, calls,
conversion rights or commitments relating to its securities of any kind; provided that, it is a condition to Closing that Active Link complete the Private Placement;

                           (iii) Declare or pay any dividend, or make any
distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                           (iv) Except as listed in Schedule 7.3, enter into any
contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) and involves an amount not in excess of $50,000;

                           (v) Create, assume or permit to exist any mortgage,
pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of Active Link, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens");

                           (vi) Sell, assign, lease or otherwise transfer or
dispose of any property or equipment except in the normal course of business;

                           (vii) Negotiate for the acquisition of any business
or the start-up of any new business;

                           (viii) Merge or consolidate or agree to merge or
consolidate with or into any other corporation;

                           (ix) Waive any material rights or claims of Active
Link, provided that Active Link may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                           (x) Commit a breach or amend or terminate any
Material Documents or right of Active Link; or

                           (xi) Enter into any other transaction outside the
ordinary course of its business or prohibited hereunder.

                  7.4 NO SHOP. Neither Active Link, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly solicit or initiate the submission of proposals or offers from any person for, participate in any discussions pertaining to, or furnish any information to any person other than MC or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or a majority equity interest in, Active Link or a merger, consolidation or business combination of Active Link in which Active Link is not the surviving corporation.

                  7.5 NOTIFICATION OF CERTAIN MATTERS. Active Link shall give prompt notice to MC and the Shareholder of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Active Link contained herein or in the Active Link Disclosure Letter to be untrue or inaccurate in any material respect at Closing and (ii) any material failure of Active Link to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 7.5 shall not be deemed to (i) modify the representations or warranties of the party delivering such notice, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  7.6 FINAL FINANCIAL STATEMENTS. Active Link shall provide to MC prior to the Closing Date, the unaudited consolidated balance sheets of Active Link as of the end of all months following the Active Link Balance Sheet Date, and the unaudited consolidated statements of income and cash flows for all months ended after the Active Link Balance Sheet Date, disclosing no material adverse change in the financial condition or the results of its operations from the financial statements as of the Active Link Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations for the periods indicated therein.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACTIVE LINK AND ALCI.

                  The obligations of Active Link and ALCI with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

                  8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of MC and the Shareholder contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by MC and the Shareholder on or before the

Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by MC and the Shareholder shall have been delivered to Active Link.

                  8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Active Link and its counsel.

                  8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereunder and no governmental agency or body shall have taken any other action or made any request of MC or the Shareholder as a result of which Active Link deems it inadvisable to proceed with the transactions hereunder.

                  8.4 CONSENTS AND APPROVALS. All necessary consents and approvals as listed in Schedule 3.19 shall have been obtained. All necessary consent of and filings with any governmental authority or agency or other entity or person relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of MC or the Shareholder as a result of which Active Link deems it inadvisable to proceed with the transactions hereunder.

                  8.5 GOOD STANDING CERTIFICATES. MC shall have delivered to Active Link a certificate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the Secretary of State of MC's state of incorporation that MC is in good standing and that all state franchise and/or income tax returns and taxes for each for all periods prior to the Closing have been filed and paid.

                  8.6 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to MC which would constitute a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of MC since the MC Balance Sheet Date, except as set forth in the MC Disclosure Letter.

                  8.7 OFFICER'S CERTIFICATE. Active Link shall have received a certificate or certificates, dated the Closing Date and signed by the President of MC, certifying the truth and correctness of attached copies of the Certificate of Incorporation (including all amendments thereto) and Bylaws (including all amendments thereto) of MC .

                  8.8 INCUMBENCY CERTIFICATE AND OTHER DOCUMENTS. Active Link shall have received an incumbency certificate or certificates, dated the Closing Date and signed by the Secretary of MC certifying the names, titles and signatures of the officers of MC authorized to execute the documents referred to in this Section 8 and such additional supporting documentation and other information with respect to the transactions contemplated hereunder as Active Link or their counsel may reasonably request.

                  8.9 OPINION OF COUNSEL. Active Link shall have received an opinion from counsel for MC and the Shareholder, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Active Link.

                  8.10 EMPLOYMENT AGREEMENTS. At or prior to the Closing, Active Link and Mobility Concepts, the surviving party, shall have executed and delivered with Timothy Ells and Tamara Ells, respectively, employment agreements, which shall be satisfactory to Timothy Ells and Tamara Ells, respectively.

                  8.11 RELEASE OF OBLIGATIONS. Active Link shall have obtained a release of each of the officers and directors of MC related to all matters involving MC.

                  8.12 REGISTRATION RIGHTS AGREEMENT. At or prior to the Closing, Timothy Ells and Active Link shall have each executed and delivered a registration rights agreement as shall be mutually agreed to thereby.

                  8.13 VALUATION. Active Link shall have received a valuation of MC from Clifton Gunderson LLP, or another firm qualified to provide valuations, in form and substance satisfactory to Active Link.

                  8.14 AUDITED FINANCIAL STATEMENTS OF MC. Active Link shall have received Balance Sheets as of March 31, 2000 and 2001, and Statements of Operations for each of the twelve (12) month periods ending March 31, 2000 and 2001 of MC, audited by Altshuler, Melvoin and Glasser LLP or another independent certified public accounting firm (the "MC Audited Financial Statements), satisfactory to Active Link, and MC shall have provided other financial information needed by Active Link to satisfy Active Link's reporting requirements related to the Merger under the Securities Exchange Act of 1934.

                  8.15 PRIVATE OFFERING. Active Link shall have sold a minimum of $1,000,000 of Active Link Common Stock, in a private placement, undertaken in accordance with Regulation D of the Securities Act of 1933, as amended, and any and all applicable state securities laws (the "Private Placement"). For purposes of Sections 8.15 and 9.12, the Active Link Common Stock will be deemed "sold" if funds have been collected from investors, but not transferred to Active Link unless and until Closing has occurred.

                  8.16 OFFICER'S CERTIFICATE. Active Link shall execute and deliver an Officer's Certificate, substantially in the form attached hereto as Exhibit B.

                  8.17 REQUESTED INFORMATION. Active Link shall have received from MC all information requested by Active Link regarding the business, operations, properties, assets and condition (financial or otherwise) of MC and information confirming the payment of all personal income tax (or the making of reasonable provisions therefor) by the Shareholder. Such information shall be reasonably satisfactory to Active Link and its counsel.

         9. CONDITIONS PRECEDENT TO OBLIGATIONS OF MC AND THE SHAREHOLDER.

                  The obligations of MC and the Shareholder with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

                  9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of and about Active Link, ALCI and the Subsidiaries contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Active Link and any Subsidiary on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by Active Link and ALCI shall have been delivered to MC.

                  9.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to MC, the Shareholder and their counsel.

                  9.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of Active Link as a result of which MC deems it inadvisable to proceed with the transactions hereunder.

                  9.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or other entity or person relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of Active Link as a result of which MC deems it inadvisable to proceed with the transactions hereunder.

                  9.5 GOOD STANDING CERTIFICATES. Active Link and each of the Subsidiaries shall have delivered to MC certificates, dated as of the date no later than ten (10) days prior to the Closing Date, duly issued by the Secretary of State of Colorado or such other jurisdiction as each Subsidiary may be incorporated in, to the effect that Active Link and each of the Subsidiaries is in good standing and have filed all state franchise tax returns and/or income tax returns and have paid all taxes for all periods prior to the Closing.

                  9.6 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to Active Link or any Subsidiary which would constitute a material adverse change in the business, properties, assets or condition (financial or otherwise) of Active Link or any Subsidiary thereof, respectively, since the Active Link Balance Sheet Date, except as set forth in the Active Link Disclosure Letter.

                  9.7 OFFICER'S CERTIFICATE. MC shall have received a certificate or certificates, dated the Closing Date and signed by the President or another authorized officer of Active Link, certifying the truth and correctness of attached copies of Active Link's Articles of Incorporation (including amendments thereto), and Bylaws (including all amendments thereto). MC shall have received a certificate or certificates, dated the Closing Date and signed by the President or another authorized officer of each of the Subsidiaries, certifying the truth and correctness of attached copies of each of the Subsidiaries' Articles of Incorporation (including all amendments thereto), and Bylaws (including all amendments thereto).

                  9.8 INCUMBENCY CERTIFICATE AND OTHER DOCUMENTS. MC shall have received an incumbency certificate or certificates, dated the Closing Date, and signed by the Secretary of Active Link, certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Section 9 and such additional supporting documentation and other information with respect to the transactions contemplated hereunder as MC or their counsel may reasonably request.

                  9.9 OPINION OF COUNSEL. MC shall have received an opinion from counsel for Active Link and the Subsidiaries, dated the Closing Date, in form and substance reasonably satisfactory to counsel for MC.

                  9.10 EMPLOYMENT AGREEMENTS. At or prior to the Closing, both Timothy Ells and Tamara Ells shall have executed and delivered employment agreements with Active Link and Mobility Concepts, the surviving party, respectively, which shall be satisfactory to Timothy Ells and Tamara Ells, respectively.

                  9.11 RELEASE OF OBLIGATIONS. Active Link shall have obtained a release of each of the officers and directors of Active Link related to all matters involving Active Link.

                  9.12 PRIVATE OFFERING. Active Link shall have sold the Active Link Common Stock in the Private Placement. For purposes of Sections 8.14 and 9.12, the Active Link Common Stock will be deemed "sold" if funds have been collected from investors, but not transferred to Active Link unless and until Closing has occurred.

                  9.13 OFFICER'S CERTIFICATE. Mobility Concepts shall execute and deliver an Officer's Certificate, substantially in the form attached hereto as Exhibit C.

                  9.14 TAX OPINION. Ross & Hardies shall deliver an opinion to MC and the Shareholder to the effect that the Merger shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code; provided, however, that Ross & Hardies shall have no obligation to deliver such an opinion if the Merger does not so constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code.

                  9.15 REGISTRATION RIGHTS AGREEMENT. At or prior to the Closing, Timothy Ells and Active Link shall have each executed and delivered a registration rights agreement as shall be mutually agreed to thereby.

                  9.16 CORPORATE PROCEEDINGS OF ACTIVE LINK. All corporate proceedings required on the part of Active Link and each of its Subsidiaries that are necessary to effect the Merger and to expand the Board of Directors of Active Link to seven (7) members, to elect the

Shareholder and Tamara Ells to the Board of Directors of Active Link and to elect two (2) additional persons designated by the Shareholder to the Board of Directors of Active Link, shall have been consummated and no other action shall be required. All necessary corporate proceedings required on the part of Active Link and ALCI to elect Timothy Ells, Tamara Ells and a third person designated by the Shareholder to serve as the sole members of the Board of Directors of MC, the surviving party, shall have been consummated and no other actions shall be required. The Board of Directors of Active Link and the Shareholder shall have received the undated resignation letter from the Board of Directors of Active Link of Lionel Brown, effective immediately upon the Closing.

                  9.17 PROXY. Jim Ciccarelli shall have delivered to the Shareholder a proxy granting thereto the authority to vote that number of shares of Active Link Stock owned by Mr. Ciccarelli which constitutes approximately 5% of the then issued and outstanding Active Link Common Stock after giving effect to the Private Placement (the "Proxy"). The Proxy shall remain in full force and effect until the latter of Mr. Ciccarelli's resignation or departure from the Board of Directors of Active Link or the first anniversary of the Closing Date ("Proxy Termination Event"). Mr. Ciccarelli hereby undertakes that he will not sell, transfer, pledge or encumber shares of Active Link Common Stock owned or controlled thereby and subject to the Proxy, until the first anniversary of the Closing Date.

                  9.18 FINANCIAL STATEMENTS. MC shall have received a consolidated Balance Sheet of Active Link and its Subsidiaries as of April 30, 2000 and 2001, and Consolidated Statement of Operations for each of the twelve
(12) month periods ending April 30, 2000 and 2001 of Active Link and its Subsidiaries, audited by Hein + Associates, LLP or another independent public accounting firm of national standing, satisfactory to MC along with unaudited consolidated balance sheets and Statements of Operations for each month after the Active Link Balance Sheet Date through and including the last full month immediately preceding the Closing Date. The unaudited financial statements shall be certified by the chief financial office of Active Link, as having been prepared substantially in accordance with GAAP and as being complete and correct, in all material respects, in accordance with the books and records of Active Link and its Subsidiaries as of the dates and for the periods indicated and shall present fairly the financial position and results of operations of Active Link and its Subsidiaries as at the dates and for the period indicated subject to normal year-end adjustments which are not expected to be material in amount.

                  9.19 REQUESTED INFORMATION. MC shall have received from Active Link and each of its Subsidiaries all information requested by MC regarding the business, operations, properties, assets and condition (financial or otherwise) of Active Link and its Subsidiaries. Such information shall be reasonably satisfactory to MC and its counsel.

                  9.20 VALUATION. MC shall have received a valuation thereof from Clifton Gunderson LLP, or another firm qualified to provide valuations, in form and substance satisfactory to MC and Ross & Hardies for purposes of Ross & Hardies delivering an opinion to the effect that the Merger constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         10. ADDITIONAL AGREEMENTS.

                  10.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof.

                  10.2 PUBLIC ANNOUNCEMENTS. The initial press release of Active Link with respect to this Agreement shall be reviewed by MC and the Shareholder. Thereafter, Active Link shall consult with MC and the Shareholder prior to issuing any press releases or otherwise making public announcements with respect to this Agreement and the transactions contemplated by this Agreement, but Active Link shall at all times be entitled to issue press releases and make public announcements as may be required by law.

                  10.3 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, common, proper or advisable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Active Link, ALCI, MC and the Shareholder, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

                  10.4 TAXES. The Shareholder shall be solely responsible for the payment of any and all taxes due and owing by the Shareholder and arising as a result of the purchase and sale of the securities pursuant to this Agreement. In addition, MC shall be solely responsible for the payment of any taxes of MC with respect to taxable periods that end on or prior to the Closing Date and the Shareholder covenants to take any and all actions to cause the timely payment of any taxes when due. In the case of taxable periods beginning prior to and ending after the Closing Date, the Shareholder covenants to reimburse Active Link for their pro-rata share of such taxes which shall be calculated (i) in the case of any taxes other than taxes based upon or related to income, the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any tax based upon or related to income, the amount of such tax that would have been payable if the relevant taxable period ended on the Closing Date.

         11. TERMINATION OF AGREEMENT.

                  11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

                           (i) By mutual consent of all of the parties hereto;

                           (ii) By the Shareholder and MC, on the one hand, or
by Active Link on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by August 15, 2001, unless the failure of such transactions to be consummated is due to the failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

                           (iii) By the Shareholder and MC, on the one hand, or
by Active Link and ALCI, on the other hand, in the event of a material breach of the representations and warranties, or a material breach or default in the observance, or in the due and timely performance of, any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date by Active Link, or if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date by MC;

                           (iv) By the Shareholder and MC if the Active Link
Disclosure Letter shall not have been completed and delivered to MC on or before June 30, 2001, or if the Active Link Disclosure Letter contains information which causes MC to determine it would be inadvisable to proceed with the transactions hereunder; or

                           (v) By Active Link and ALCI if (x) the MC Disclosure
Letter shall not have been completed and delivered to Active Link on or before June 30, 2001, (y) if the MC Disclosure Letter contains information which causes Active Link and ALCI to determine it would be inadvisable to proceed with the transactions hereunder, or (z) if the terms and conditions of the Replacement Credit Facility are materially different from the terms and conditions of the Current Credit Facility (excluding, for purposes of this provision, the personal guarantees by, and pledges of personal property of, Timothy Ells or Tamara Ells) or materially different from the terms and conditions of any credit facility or loan then entered into by Active Link or any Subsidiary, unless the Replacement Credit Facility is otherwise approved by Active Link.

                  11.2 LIABILITIES IN EVENT OF TERMINATION.

                           (i) If this Agreement is terminated by MC or its
Shareholder for any reason other than as permitted under Section 11 hereof, or if Active Link terminates this Agreement for any reason other than as permitted under Section 11 hereof, then the terminating party shall pay to the non-terminating party a fee of $50,000 at the time of such termination, by wire transfer to an account designated by the non-terminating party; and

                           (ii) Termination of this Agreement will in no way
limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement or in the Schedules delivered by such party, including, but not limited to, legal and audit costs and out of pocket expenses.

         12. INDEMNIFICATION.

                  12.1 INDEMNIFICATION BY THE SHAREHOLDER. The Shareholder agrees to indemnify and hold harmless Active Link and its officers, directors, agents and representatives against any and all losses, claims, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and other expenses of investigation and defense of any claims or actions), directly or indirectly resulting from, relating to or arising out of:
(i) any breach of any covenant, agreement, warranty or representation of the Shareholder or MC contained in this Agreement, (ii) any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement, but only if the misstatement relates to information concerning the Shareholder or MC, or (iii) the omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning the Shareholder or MC.

                  12.2 INDEMNIFICATION BY ACTIVE LINK. Active Link agrees to indemnify and hold harmless the Shareholder against any and all losses, claims, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and other expenses of investigation and defense of any claims or actions) directly or indirectly resulting from, relating to or arising out of: (i) any breach of any covenant, agreement, warranty or representation of Active Link contained in this Agreement, (ii) any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement, but only if the misstatement relates to information concerning Active Link or any Subsidiary, or (iii) the omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning Active Link or any Subsidiary.

                  12.3 INDEMNIFICATION NOTICE. Should any party (the "Indemnified Party") suffer any loss, damage or expense for which another party (the "Indemnifying Party") is obligated to indemnify and hold such Indemnified Party harmless pursuant to this Section 12 of this Agreement, the following shall apply: If an Indemnified Party intends to exercise its right to indemnification provided in this Section 12, such Indemnified Party shall notify each Indemnifying Party in writing of such Indemnified Party's intention to do so and the facts or circumstances giving rise to the claim (the "Indemnification Claim"). An Indemnification Claim, at the option of the Indemnified Party, may be asserted as soon as any situation, event or occurrence has been noticed by the Indemnified Party regardless of whether actual harm has been suffered or out-of-pocket expenses incurred. During the period of fifteen (15) days after notice by the Indemnified Party, each Indemnifying Party shall be entitled to cure the defect or situation giving rise to the Indemnification Claim to the satisfaction of the Indemnified Party. If the Indemnifying Parties are unwilling or unable to cure the defect giving rise to the Indemnification Claim during the fifteen (15) day period, the Indemnified Party shall thereafter be entitled to indemnification as provided in this Section 12.

                  12.4 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Section 12, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from any adverse consequences the Indemnified Party may suffer resulting from or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably.

                  12.5 THRESHOLD FOR LIABILITIES. No indemnification shall be required under this Section 12 for the breach of any covenant, agreement, warranty or representation until the aggregate amount of liability shall have exceeded $250,000 and indemnification shall be made by the Indemnifying Party only to the extent the aggregate amount of liability shall have exceeded $250,000; provided, however, that the liabilities which did not constitute a breach of a covenant, agreement, warranty or representation as a result of the definition of MC Material Adverse Effect shall be included in the calculation of such $250,000 threshold, regardless of the amount of such liabilities; provided, further, that payment of any and all claims hereunder by the Shareholder shall be paid by the Shareholder tendering that amount of Active Link Common Stock to Active Link at its then fair market value. In no event shall the Shareholder be obligated to tender cash, including cash from the proceeds of the sale of the Active Link Common Stock previously owned by the Shareholder.

         13. GENERAL PROVISIONS.

                  13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the date three (3) years after the Closing Date except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled). No action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 13.7 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 13.1 for such representation, warranty, covenant or agreement.

                  13.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  13.3 ENTIRE AGREEMENT. This Agreement and any and all exhibits, schedules and attachments hereto, the MC Disclosure Letter (including the schedules, exhibits and annexes attached thereto), the Active Link Disclosure Letter (including the schedules, exhibits and annexes attached thereto) and the other documents delivered pursuant hereto constitute the entire agreement and understanding among the parties and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties.

                  13.4 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                  13.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction, except as provided in Schedule 13.5.

                  13.6 EXPENSES. Except as otherwise specifically provided herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents; provided, however, that expenses related to the valuation analysis contemplated pursuant to Section 8.11 shall be borne equally by Active Link and the Shareholder .

                  13.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the 5th business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           (i)  If to Active Link or ALCI:

                                Active Link Communications, Inc.
                                7388 South Revere Parkway, #1000
                                Englewood, Colorado  80112
                                Facsimile:  (303) 649-9514
                                Attention:  Jim Ciccarelli, CEO

                                with a copy to:

                                Patton Boggs, L.L.P.
                                1660 Lincoln Street, Suite 1900
                                Denver, Colorado  80264
                                Facsimile No.:  (303) 894-9239
                                Attention:  Robert M. Bearman, Esq.

                           (ii) If to MC or the Shareholder:

                                Mobility Concepts, Inc.
                                1840 Centre Point Circle
                                Naperville, Illinois  60563-9364
                                Facsimile:  (630) 955-9756
                                Attention:  Mr. Timothy Ells

                                with a copy to:

                                Ross & Hardies
                                150 North Michigan Avenue, 25th Floor
                                Chicago, Illinois  60601-7567
                                Facsimile:  (312) 920-0337
                                Attention:  Kathleen Swan, Esq.
                                            and John Lee, Esq.

                  13.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois.

                  13.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                  13.10 TIME. Time is of the essence with respect to this Agreement.

                  13.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  13.12 CONSENT TO JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO, INCLUDING ACTIVE LINK, MC, TIMOTHY ELLS, JIM CICCARELLI AND ALCI, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN THE CITY OF CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY SUCH PARTY PURSUANT TO THIS AGREEMENT AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THIS VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

                  13.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

                  13.14 CAPTIONS; CONSTRUCTION. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. This Agreement has been fully reviewed and negotiated by the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against any party under any rule of construction or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ACTIVE LINK COMMUNICATIONS, INC.                             MOBILITY CONCEPTS, INC.,
a Colorado corporation                                       a Wisconsin corporation

By:      /s/ JAMES CICCARELLI                                By:      /s/ TIMOTHY ELLS
   -----------------------------------------                    ----------------------------------------
Its:     Chief Executive Officer                             Its:     President
    ----------------------------------------                     ---------------------------------------
Name:    James Ciccarelli                                    Name:    Timothy Ells
     ---------------------------------------                     ---------------------------------------



ALCI ACQUISITION CORP.,
a Colorado corporation


By:      /s/ JAMES CICCARELLI
   -----------------------------------------
Its:     President
    ----------------------------------------
Name:    James Ciccarelli
     ---------------------------------------


TIMOTHY ELLS,                                                JAMES CICCARELLI,
an individual, but solely as to Sections 5, 6, 11            an individual, but solely as to Sections 9.17
and 12                                                       and 9.18

         /s/ TIMOTHY ELLS                                             /s/ JAMES CICCARELLI
--------------------------------------------                 -------------------------------------------
Timothy Ells                                                 James Ciccarelli